Exhibit 10.5

AMENDMENT NO. 3 TO SECONDMENT AND LOGISTICS SERVICES AGREEMENT
THIS AMENDMENT NO. 3 TO SECONDMENT AND LOGISTICS SERVICES AGREEMENT (this “Amendment”), dated as of November 21, 2016, is made and entered into by and among Tesoro Companies, Inc., a Delaware corporation (“TCI”), Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“TRMC”), Tesoro Alaska Company LLC, a Delaware limited liability company (“TAC” and, together with TCI and TRMC, the “Tesoro Group”), Tesoro Logistics GP, LLC, a Delaware limited liability company (the “General Partner”), Tesoro Logistics Operations LLC, a Delaware limited liability company (“TLO”), Tesoro Logistics Pipelines LLC, a Delaware limited liability company (“TLP”), Tesoro High Plains Pipeline Company LLC, a Delaware limited liability company (“THPPC”), Tesoro Logistics Northwest Pipeline LLC, a Delaware limited liability company (“TLNP”), and Tesoro Alaska Pipeline Company LLC, a Delaware limited liability company (“TAPC” and together with the General Partner, TLO, TLP, THPPC and TLNP, the “Logistics Group”). Each of TCI, TRMC, TAC, the General Partner, TLO, TLP, THPPC, TLNP and TAPC is referred to herein as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, as of July 1, 2014, the Parties entered into that certain Secondment and Logistics Services Agreement, as amended by Amendment No. 1 to Secondment Logistics and Services Agreement, dated as of December 2, 2014, and as further amended by Amendment No. 2 to Secondment Logistics and Services Agreement, dated as of March 31, 2016 (collectively, the “Original Agreement”), pursuant to which the Tesoro Group provides certain services and seconds certain of their personnel to the General Partner, the General Partner seconds certain of its personnel to the Tesoro Group and certain other services are provided by the Tesoro Group to the Logistics Group; and
WHEREAS, the Parties desire to further amend the Original Agreement as of the date hereof as hereinafter provided in this Amendment;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Amendment of Section 4(a). Section 4(a) of the Original Agreement is hereby amended and restated in its entirety as follows:
(a) Materials, Equipment and Supplies. Either Party may supply or provide contract labor, materials, equipment and supplies (collectively “Work”) associated with Logistics Services or Tesoro Services. In addition, a Party may incur costs and expenses relating to permits, licenses, utilities, communications, consultants, security, and similar matters that are related to Logistics Services or Tesoro Services. Where applicable and agreed upon among the affected Parties, such Work may be provided by a third party under such third party’s contract with one Party for the benefit and account of another Party hereto, such that a contract entered into by a member of the Tesoro Group may cover Work provided for the account and benefit of a member of the Logistics Group, and vice versa. In such instances, the Party named in the applicable contract shall administer the Work being performed under the contract as a representative of the Party for whose account and benefit the Work is being performed, and the management and supervision of such Work shall be by the Party for whose account and benefit the Work is being performed, with employees responsible for such management and supervision being seconded, as otherwise provided herein. The Work must be approved by a person who has the authority delegated to approve the nature of the Work and the allocated costs and expenses of providing such items on behalf of the Party for whose account and benefit the Work is being performed, in accordance with the applicable policies and procedures of such Party. The Parties shall establish procedures whereby the costs and expenses of providing such items are allocated to and paid by the Parties in accordance with the extent to which each Party realizes the benefit of each such item. If one Party incurs the expense for any such item that is used solely for the benefit of another Party, then the Party pays for such item shall be entitled to reimbursement from the Party who received the benefit for the costs and expenses so incurred such items. If any items benefit both the Tesoro Group and the Logistics Group, then the Group who incurs the costs and expenses associated with such items shall be entitled to reimbursement from the other Group in proportion to the benefits received by each Group from the incurrence of such costs and expenses. The Parties shall negotiate such allocations in good faith with relation to each such item at the time the reimbursement is determined. For items that are associated with Operational Expenses, the allocation may be included in the flat monthly fees reflected on the Service Schedules.
2.No Other Amendment. Other than as set forth above, the Original Agreement, as amended and supplemented to date, shall remain in full force and effect as written.
3.Governing Law. This Amendment shall be governed by and shall be construed in accordance with the laws of the State of Texas without regard to principles of conflict of law.
4.Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.
5.Binding Effect; Severability. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Should any clause, sentence, paragraph, subsection or section of this Amendment be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Amendment, and the part or parts of this Amendment so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.
6.No Other Agreement. This Amendment sets forth all of the covenants, agreements, conditions and understandings of the Parties relative to the subject matter hereof, and any previous agreement among such parties with respect to the subject matter hereof is superseded by this Amendment.
[Signature Page Follows]

81895095

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first written above.

GENERAL PARTNER: TESORO LOGISTICS GP, LLC By: /s/ Phillip M. Anderson Name: Phillip M. Anderson Title: President
LOGISTICS GROUP:

TESORO LOGISTICS OPERATIONS LLC

TESORO LOGISTICS PIPELINES LLC

TESORO HIGH PLAINS PIPELINE COMPANY LLC

TESORO LOGISTICS NORTHWEST PIPELINE LLC

TESORO ALASKA PIPELINE COMPANY LLC

By: /s/ Phillip M. Anderson
Name: Phillip M. Anderson
Title: President

TESORO GROUP:

TESORO ALASKA COMPANY LLC

TESORO REFINING & MARKETING COMPANY LLC

By: /s/ Gregory J. Goff
Name: Gregory J. Goff
Title: Chairman of the Board of Managers
             and President

TESORO COMPANIES, INC.

By: /s/ Gregory J. Goff
Name: Gregory J. Goff
Title: Chairman of the Board of Directors
            and President

[Signature Page to Amendment No. 3 to Secondment and Logistics Services Agreement]